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                                                                   Exhibit 23.1a


                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
National Bancshares Corporation of Texas:

We consent to incorporation by reference in Registration Statement No. 333-94213 on Form S-8 of National Bancshares Corporation of Texas of our report dated March 20, 2000 relating to the consolidated balance sheet of National Bancshares Corporation of Texas and subsidiaries as of December 31, 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-K of National Bancshares Corporation of Texas.



/s/ KPMG, L.L.P.



San Antonio, Texas
March 27, 2000